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                                                                          10-m-2



                                                           [ROCKWELL LETTERHEAD]

September 6, 2000



Donald R. Beall
Retired Chairman and
Chief Executive Officer
Rockwell International Corporation
5 Civic Plaza, Suite 320
Newport Beach, California 92660-5956

Dear Don:

This confirms our understanding that you will continue to act as a consultant to the Corporation for the period beginning October 1, 2000 and ending March 31, 2001 on the same terms and conditions as set forth in the letter agreement dated September 30, 1999, a copy of which is attached for reference.

If this correctly sets forth our understanding, please sign the duplicate original of this letter and return it to me.

Sincerely,

ROCKWELL INTERNATIONAL CORPORATION

/s/ Don H. Davis, Jr.
---------------------
Don H. Davis, Jr.
Chairman and Chief Executive Officer


ACCEPTED:

/s/ Donald R. Beall
-------------------
Donald R. Beall

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                                                           [ROCKWELL LETTERHEAD]

September 30, 1999





Mr. Donald R. Beall
Retired Chairman and
Chief Executive Officer
Rockwell International Corporation
5 Civic Plaza, Suite 320
Newport Beach, CA 92660-5956

Dear Don:

This confirms the arrangements which have been agreed upon under which you will continue to act as a consultant to the Corporation for the period beginning October 1, 1999 and ending September 30, 2000.

It is understood that your responsibilities as a consultant will require you to devote a reasonable portion of your time to this work, but you will not be otherwise restricted in your business activities so long as they do not interfere with your reasonable availability to the Corporation. It is agreed, however, that you will not engage in any activity which presents a conflict of interest in the light of your relationship with the Corporation.

You will be treated as an employee of the Corporation for purposes of payment of compensation, income tax withholding and employment taxes, but as an independent contractor for all other purposes. Without limiting the generality of the foregoing, you shall not by reason of your services to the Corporation under this agreement be eligible for participation in or be entitled to benefits under any employee benefit plans or programs sponsored by the Corporation or any of its affiliates.

The Corporation will pay you a fee at the rate of $300,000 per year, payable in monthly installments on the first day of each month during the period of this agreement. In addition, the Corporation will reimburse you for the reasonable expenses of maintaining an office and for reasonable travel expenses and out-of-pocket expenditures which you may incur in serving as a consultant to the


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Donald R. Beall
September 30, 1999 Page 2

Corporation.

In order to facilitate your providing the contemplated services you shall also, during the term of this agreement:

-        Have available full-time secretarial service at your office;

- Continue to have the use of the automobile the Corporation presently provides you, including maintenance and insurance, until October 31, 1999, after which you will be eligible for the Executive Auto Cash Allowance Program through September 30, 2000;

- Be authorized to use the Corporation's aircraft, subject to availability, for business travel related to your services as a consultant and for travel to attend meetings of the boards of directors of other companies on which you presently serve;

- Continue to be eligible for the dental and vision care benefits presently provided you; and

- Continue to be reimbursed through the term of this agreement for the membership costs for the Los Angeles Country Club, Big Canyon Country Club, Balboa Bay Club, the Center Club and the Pacific Club (with the understanding that you will be entitled to purchase the Corporation's equity interest in the Big Canyon Country Club and the Los Angeles Country Club memberships at the end of the term of this agreement).

If this correctly sets forth our understanding, please sign the duplicate original of this letter and return it to me.

Sincerely,

ROCKWELL INTERNATIONAL CORPORATION

/s/ Don H. Davis, Jr.
---------------------
Don H. Davis, Jr.
Chairman and Chief Executive Officer


ACCEPTED:

/s/ Donald R. Beall
-------------------
Donald R. Beall